As filed with the Securities and Exchange Commission on February 11, 2000
                                                     Registration No. 333-95425

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                                REPLAYTV, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                                ---------------


              Delaware                           4841                         77-0465127
   (State or Other Jurisdiction of   (Primary Standard Industrial          (I.R.S. Employer
   Incorporation or Organization)     Classification Code Number)        Identification Number)

                             1945 Charleston Road
                         Mountain View, CA 94043-1201
                                (650) 210-1000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                ---------------

                         Earle H. "Kim" LeMasters, III
                     Chairman and Chief Executive Officer
                                ReplayTV, Inc.
                             1945 Charleston Road
                         Mountain View, CA 94043-1201
                                (650) 210-1000
 (Name, Address Including Zip Code, and Telephone Number Including Area Code,
                             of Agent for Service)

                                ---------------

                                  Copies to:

                  Mark A. Medearis                               Richard J. Sandler
                   Laura A. Donald                              DAVIS POLK & WARDWELL
                   Kristen A. Lamb                              450 Lexington Avenue
                    Scott S. Ring                                New York, NY 10017
                  VENTURE LAW GROUP                                (212) 450-4000
             A Professional Corporation
                 2800 Sand Hill Road
                Menlo Park, CA 94025
                   (650) 854-4488

                                ---------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
                                ---------------

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
Title Of Each Class Of Securities To Be Registered  Proposed Maximum Aggregate Offering Price(1) Amount Of Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001....................                 $150,000,000                          $39,600(2)
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) and Rule 457(o) under the Securities Act.
(2) $39,600 has been previously paid by the Registrant in connection with the filing of the Registration Statement on January 26, 2000.

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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


   The purpose of this Amendment No. 2 is solely to file certain exhibits to the Registration Statement as set forth below in Item 16(a) of Part II.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

   The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee and the Nasdaq National Market listing fee.

                                                                        Amount
                                                                      to be Paid
                                                                      ----------
     SEC registration fee............................................  $ 39,600
     NASD filing fee.................................................    15,500
     Nasdaq National Market listing fee..............................    95,000
     Printing and engraving expenses.................................   200,000
     Legal fees and expenses.........................................   400,000
     Accounting fees and expenses....................................   300,000
     Blue Sky qualification fees and expenses........................     *
     Transfer Agent and Registrar fees...............................     *
     Miscellaneous fees and expenses.................................     *
                                                                       --------
       Total.........................................................     *

--------
* to be filed by amendment

Item 14. Indemnification of Directors and Officers

   Section 145 of the Delaware General Corporation Law (the "Delaware Law") authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article XIV of our certificate of incorporation (Exhibit 3.2 hereto) and Article VI of our bylaws (Exhibit 3.4 hereto) provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by Delaware Law. In addition, we have entered into Indemnification Agreements (Exhibit 10.2 hereto) with our officers and directors. The Underwriting Agreement (Exhibit 1.1) also provides for cross-indemnification among ReplayTV and the underwriters with respect to certain matters, including matters arising under the Securities Act.

Item 15. Recent Sales of Unregistered Securities

   Since our incorporation in August 1997, we have issued and sold the following securities:

     1. On September 15, 1997, we sold 7,862,770 shares of common stock for an aggregate purchase price of $3,931 to two investors.

     2. On November 26, 1997, we sold 2,494,070 shares of Series A preferred stock for an aggregate purchase price of $274,348 to two investors.

     3. On March 11, 1998, we issued a promissory note in the aggregate principal amount of $100,000 to one investor.

     4. On April 10, 1998, we sold 1,451,610 shares of Series B preferred stock for an aggregate purchase price of $450,000, including cancellation of the $100,000 note described in 3 above, to four investors.

     5. On June 29, 1998, we sold 806,448 shares of Series B preferred stock for an aggregate purchase price of $250,000 to four investors.

     6. On September 11, 1998, September 14, 1998, September 28, 1998, October 6, 1998, October 15, 1998 and October 27, 1998 we issued six promissory notes in the aggregate principal amount of $570,000 to one investor.

     7. On November 5, 1998, we sold 1,818,488 shares of Series C preferred stock for an aggregate purchase price of $1,150,000 to three investors.

     8. On November 19, 1998, we sold 1,344,096 shares of Series C preferred stock for an aggregate purchase price of $850,000 to six investors.

     9. On February 12, 1999, February 22, 1999 and March 11, 1999, we issued three promissory notes in the aggregate principal amount of $1,500,000 to one investor.

     10. On March 24, 1999, we sold 10,193,544 shares of Series D preferred stock for an aggregate purchase price of $7,900,000, including cancellation of $80,000 of the notes described in 6 above and cancellation of the notes described in 9 above, to twelve investors.

     11. On May 31, 1999, we issued a warrant to purchase 6,666 shares of Series E preferred stock to a lender in connection with a line of credit.

     12. On July 16, 1999 and July 19, 1999, we issued two promissory notes in the aggregate principal amount of $600,000 to two investors.

     13. On July 30, 1999, we sold 6,886,663 shares of Series E preferred stock for an aggregate purchase price of $52,249,973, including cancellation of the notes described in 12 above, to 41 investors.

     14. On August 16, 1999, we sold 666,666 shares of Series E preferred stock for an aggregate purchase price of $5,000,000 to one investor.

     15. On January 25, 2000, we sold 5,627,267 shares of Series F preferred stock for an aggregate price of $61,899,937 to 12 investors.

     16. From April 28, 1999 to December 31, 1999, we issued an aggregate of 322,507 shares of common stock to one director and 14 consultants outside of our stock plans.

     17. From November 19, 1997 to December 31, 1999, we issued options to purchase an aggregate of 9,545,522 shares of common stock to employees, directors and consultants pursuant to the 1997 stock option plan.

     18. From August 26, 1999 to December 31, 1999, we issued options to purchase an aggregate of 4,230,000 shares of common stock to employees, directors and consultants pursuant to the 1999 stock plan.

   The issuances of the above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of such Securities Act as transactions by an issuer not involving any public offering. In addition, certain issuances described in Items 1, 17 and 18 were deemed exempt from registration under the Securities Act in reliance upon Rule 701 promulgated under the Securities Act. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and warrants issued in such transactions. All recipients had adequate access, through their relationships with us, to information about us.

Item 16. Exhibits and Financial Statement Schedules

  (a) Exhibits

    Number                              Description
   --------                             -----------
    1.1*    Form of Underwriting Agreement.
    3.1**   Sixth Amended and Restated Articles of Incorporation of ReplayTV.
    3.2**   Amended and Restated Certificate of Incorporation of ReplayTV (as
             proposed).
    3.3**   Amended and Restated Bylaws of ReplayTV.
    3.4**   Amended and Restated Bylaws of ReplayTV (as proposed).
    4.1*    Specimen Stock Certificate.
    4.2**   Warrant dated May 31, 1999 issued by the Company to Imperial
             Bancorp.
    5.1*    Opinion of Venture Law Group regarding the legality of the common stock being registered.
   10.1**   Sixth Amended and Restated Investors' Rights Agreement dated
             January 25, 2000 among ReplayTV and certain investors.
   10.2**   Form of Indemnification Agreement between ReplayTV and each of its executive officers and directors.
   10.3*    1997 Stock Option Plan (as amended) and forms of Stock Option
             Agreements.
   10.4*    1999 Stock Plan and forms of Stock Option Agreement and Restricted
             Stock Purchase Agreement.
   10.5**   2000 Employee Stock Purchase Plan and form of Subscription
             Agreement.
   10.6**   2000 Directors' Stock Option Plan and form of Stock Option
             Agreement.
   10.7**   Offer Letter with Earle H. "Kim" LeMasters, III.
   10.8**   Offer Letter with Anthony J. Wood.
   10.9**   Offer Letter with Craig W. Dougherty.
   10.10**  Offer Letter with Bruce L. Kaplan.
   10.11**  Offer Letter with Alexander Gray.
   10.12**  Offer Letter with Layne L. Britton.
   10.13**+ Master Collaboration Agreement dated December 20, 1999 between
             ReplayTV and Matsushita-Kotobuki Electronics Industries, Ltd.
   10.14**+ OEM Distribution Agreement dated December 20, 1999 between ReplayTV and Matsushita-Kotobuki Electronics Industries, Ltd.
   10.15**+ Manufacturing Agreement dated November 3, 1998 between ReplayTV and
             Flextronics International USA, Inc.
   10.16**+ Television Listings Agreement dated June 1, 1998, as amended
             October 26, 1998, between ReplayTV and Tribune Media Services,
             Inc.
   10.17**+ Agreement dated February 1, 1999 between ReplayTV and Showtime
             Networks Inc.
   10.18**+ Agreement dated July 30, 1999 between ReplayTV and National
             Broadcasting Company, Inc.
   10.19+   Network Service Agreement dated July 30, 1999 among ReplayTV,
             Turner Broadcasting System, Inc. and Time Warner, Inc, as amended
             February 10, 2000.
   10.20**  Common Stock Purchase Agreement dated September 15, 1997 between
             ReplayTV and Anthony J. Wood.
   10.21**  Consulting Agreements between ReplayTV and Kevin Bohren.
   10.22*   Lease Agreement dated January 27, 1999 between John Arrillaga,
             Trustee, or his Successor Trustee, UTA dated July 20, 1977 (John
             Arrillaga Survivor's Trust) as amended, and Richard T. Perry,
             Trustee, or his Successor Trustee, UTA dated July 20, 1977
             (Richard T. Perry Separate Property Trust) as amended, and
             ReplayTV, as amended.

   Number               Description
   ------               -----------
   23.1   Independent Auditors' Consent.
   23.2*  Consent of Attorney (see Exhibit 5.1).
   24.1** Power of Attorney (see page II-5).
   27.1** Financial Data Schedule.

--------
*  To be supplied by amendment.
** Previously filed.

+Confidential treatment requested as to certain portions of this Exhibit.

  (b) Financial Statement Schedules

   Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

   The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mountain View, State of California on February 11, 2000.

                                          REPLAYTV, INC.

                                            By:   /s/ Craig W. Dougherty
                                              ---------------------------------
                                                   Craig W. Dougherty
                                            Executive Vice President, Finance
                                               and Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

             Signature                           Title                    Date
             ---------                           -----                    ----

                  *                  Chief Executive Officer and   February 11, 2000
____________________________________  Chairman (Principal
      Earle H. "Kim" LeMasters, III   Executive Officer)


      /s/ Craig W. Dougherty         Executive Vice President,     February 11, 2000
____________________________________  Finance and Chief Financial
         Craig W. Dougherty           Officer (Principal
                                      Financial and Accounting
                                      Officer)

                  *                  Director                      February 11, 2000
____________________________________
            Jeffrey Berg

                  *                  Director                      February 11, 2000
____________________________________
          Kevin L. Bohren

                  *                  Director                      February 11, 2000
____________________________________
           Sky D. Dayton

                  *                  Director                      February 11, 2000
____________________________________
       William R. Hearst III

                  *                  Director                      February 11, 2000
____________________________________
          Anthony J. Wood

* Power of Attorney

      /s/ Craig W. Dougherty
By:____________________________
        Craig W. Dougherty

                                 EXHIBIT INDEX

   Exhibit
    Number                              Description
   --------                             -----------
    1.1*    Form of Underwriting Agreement.
    3.1**   Sixth Amended and Restated Articles of Incorporation of ReplayTV.
    3.2**   Amended and Restated Certificate of Incorporation of ReplayTV (as
             proposed).
    3.3**   Amended and Restated Bylaws of ReplayTV.
    3.4**   Amended and Restated Bylaws of ReplayTV (as proposed).
    4.1*    Specimen Stock Certificate.
    4.2**   Warrant dated May 31, 1999 issued by the Company to Imperial
             Bancorp.
    5.1*    Opinion of Venture Law Group regarding the legality of the common stock being registered.
   10.1**   Sixth Amended and Restated Investors' Rights Agreement dated
             January 25, 2000 among ReplayTV and certain investors.
   10.2**   Form of Indemnification Agreement between ReplayTV and each of its executive officers and directors.
   10.3*    1997 Stock Option Plan (as amended) and forms of Stock Option
             Agreements.
   10.4*    1999 Stock Plan and forms of Stock Option Agreement and Restricted
             Stock Purchase Agreement.
   10.5**   2000 Employee Stock Purchase Plan and form of Subscription
             Agreement.
   10.6**   2000 Directors' Stock Option Plan and form of Stock Option
             Agreement.
   10.7**   Offer Letter with Earle H. "Kim" LeMasters, III.
   10.8**   Offer Letter with Anthony J. Wood.
   10.9**   Offer Letter with Craig W. Dougherty.
   10.10**  Offer Letter with Bruce L. Kaplan.
   10.11**  Offer Letter with Alexander Gray.
   10.12**  Offer Letter with Layne L. Britton.
   10.13**+ Master Collaboration Agreement dated December 20, 1999 between
             ReplayTV and Matsushita-Kotobuki Electronics Industries, Ltd.
   10.14**+ OEM Distribution Agreement dated December 20, 1999 between ReplayTV and Matsushita-Kotobuki Electronics Industries, Ltd.
   10.15**+ Manufacturing Agreement dated November 3, 1998 between ReplayTV and
             Flextronics International USA, Inc.
   10.16**+ Television Listings Agreement dated June 1, 1998, as amended
             October 26, 1998, between ReplayTV and Tribune Media Services,
             Inc.
   10.17**+ Agreement dated February 1, 1999 between ReplayTV and Showtime
             Networks Inc.
   10.18**+ Agreement dated July 30, 1999 between ReplayTV and National
             Broadcasting Company, Inc.
   10.19+   Network Service Agreement dated July 30, 1999 among ReplayTV,
             Turner Broadcasting System, Inc. and Time Warner, Inc., as amended
             February 10, 2000.
   10.20**  Common Stock Purchase Agreement dated September 15, 1997 between
             ReplayTV and Anthony J. Wood.
   10.21**  Consulting Agreements between ReplayTV and Kevin Bohren.
   10.22*   Lease Agreement dated January 27, 1999 between John Arrillaga,
             Trustee, or his Successor Trustee, UTA dated July 20, 1977 (John
             Arrillaga Survivor's Trust) as amended, and Richard T. Perry,
             Trustee, or his Successor Trustee, UTA dated July 20, 1977
             (Richard T. Perry Separate Property Trust) as amended, and
             ReplayTV, as amended.
   23.1     Independent Auditors' Consent.
   23.2*    Consent of Attorney (see Exhibit 5.1).
   24.1**   Power of Attorney (see page II-5).
   27.1**   Financial Data Schedule.

--------
*  To be supplied by amendment.
** Previously filed.

+Confidential treatment requested as to certain portions of this Exhibit.